Exhibit 99.1
Monster Worldwide Reports Second Quarter and Six Months 2010 Results
Revenue at $215 Million; Bookings Increase 19% Reaching High End of Expectation
Non-GAAP Operating Expenses of $213 Million Decline 11% Sequentially and 1% from Last Year
Diluted Loss per Share of $0.02; $0.00, or Breakeven, on Non-GAAP Basis
Bookings Growth for 2010 Expected to Be at Upper End of 15-20% Range
Non-GAAP Loss per Share Guidance for Year Revised to ($0.14)-($0.06) from ($0.20)-($0.12)
New York, July 29, 2010— Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the second quarter and six months ended June 30, 2010.
Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide, said, “Our second quarter operating performance and financial results show solid execution of Monster’s growth strategies. The improvement we experienced across all of our geographic regions continued in the second quarter with bookings of $208 million, a 19% increase, despite the market’s turbulence and uncertainty. The investments we’ve made to streamline operations and operate more efficiently enabled us to significantly increase EBITDA in the quarter.”
As demonstrated by the strong Bookings trends, many of the Company’s global customers are expressing increasingly positive sentiment regarding business investments and a greater willingness to expand their labor force. Monster Worldwide remains gratified by the encouraging returns resulting from the introduction of its new products and is excited about new initiatives on the drawing board for the fourth quarter and beyond, which will allow the Company to provide significant additional value to its clients as they manage their most important asset — their people.

Second Quarter Results
Bookings, which represent the dollar value of contractual orders received in a quarter, and are considered by the Company to be a key indicator of future revenues, increased 19% to $208 million from $175 million in the second quarter of 2009. Historical data on Bookings for prior quarters is available in the Company’s supplemental financial information.
Total revenue was flat sequentially at $215 million and down from $224 million reported in last year’s second quarter, on a pro forma basis. The 4% decline from last year represents the smallest year over year percentage decrease in revenue since the third quarter of 2008.
Total Careers revenue decreased 3% to $184 million from $190 million in the second quarter of 2009. Careers-North America revenue of $97 million declined 5% compared with $102 million in the prior year period, and was comparable with first quarter 2010 revenue of $97 million. Careers-International revenue decreased 2% to $87 million compared with $89 million in the prior year period and increased slightly over the $86 million reported in the first quarter of 2010. Internet Advertising & Fees revenue was $31 million compared to $33 million reported for both the first quarter of 2010 and second quarter of 2009. During the second quarter, Monster Worldwide generated 43% of its revenue outside the United States.
Consolidated operating expenses were $219 million, and the loss was $3 million, or $0.02 per diluted share, compared to a loss of $1.4 million, or $0.01 per diluted share, in the comparable quarter last year. Foreign exchange rates had a minimal impact on the Company’s earnings per share.
The loss for the quarter included pre-tax adjustments of $3.8 million, or $2.8 million net of tax, or $0.02 per share. These adjustments consisted of $5.2 million in transaction costs related to the proposed acquisition of Yahoo! HotJobs; a $0.5 million charge representing severance costs associated with global staff reductions; partially offset by $1.9 million of gains related to the redemption at par value of certain auction rate securities. These pro forma items are fully described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.

On a non-GAAP basis, Monster Worldwide recorded $213 million of operating expenses, a 1% year over year decline compared to the second quarter of 2009. On a sequential basis, operating expenses declined by 11% due to seasonal higher advertising and employee benefits expense which occurred in the first quarter of 2010. The non-GAAP income was essentially break-even compared to income of $4.2 million, or $0.03 per share, in the prior year period.
Net cash and securities decreased to $251 million from $262 million in the first quarter of 2010 and increased from $235 million in the second quarter of 2009. Capital expenditures were $12 million, comparable with the prior year period and higher than the $9 million recorded in the first quarter of this year.
Monster Worldwide’s deferred revenue balance at June 30, 2010 was $280 million, compared with the $290 million reported for the second quarter of 2009 and $305 million in the first quarter of 2010. The sequential decline in deferred revenue was primarily associated with product mix, currency and normal seasonality.
Six Months Results
Monster Worldwide reported total revenue of $430 million for the first six months ended June 30, 2010 compared to $477 million in the same period last year, a 10% decrease, or 11% before the favorable impact of foreign exchange rates. Monster Careers revenue declined 11% to $366 million compared with $413 million in the 2009 period. Internet Advertising & Fees reported revenue of $64 million, essentially flat with the prior year period. The Company reported a loss of $27 million, or $0.23 per diluted share, compared to a loss of $12 million, or $0.10 per diluted share, in the prior year period.
Guidance
The Company offered the following business outlook based on current available information and expectations as of July 29, 2010, exclusive of the pending Yahoo! HotJobs acquisition and any future acquisitions or dispositions.
($’s in millions, except per share amounts)

Third
Quarter
	2010	Full Year 2010
Bookings	$215-$225	$930-$970
Year Over Year Change	16%-21%	15%-20%
Revenue	$218-$228	$890-$925
Year Over Year Change	1%-6%	(2%)-2%
Loss/Earnings per Share (non-GAAP)	($0.02)-0.02	($0.14)-$(0.06)

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to bookings, revenue or earnings per share for the second fiscal quarter of 2010 or the full 2010 fiscal year. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Supplemental Financial Information
The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at: http://about-monster.com/sites/default/files/q210financialsupplement.pdf or through the Company’s Investor Relations website at http://ir.monster.com.
Webcast Information
Second quarter 2010 results will be discussed on Monster Worldwide’s quarterly conference call taking place on July 29, 2010 at 5:00 PM ET. To join the conference call, please dial (877) 760-8985 at 4:50 PM ET and reference conference ID# 88211813. For those outside the United States, please dial (706) 758-9636 and reference the same conference ID#. The call will begin promptly at 5:00 PM ET. Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at http://ir.monster.com. For a replay of the call, please dial (800) 642-1687 or outside the United States dial (706) 645-9291 and reference ID #88211813. This number is valid until midnight on August 5, 2010.

Contacts
Investors: Robert Jones, (212) 351-7032, Robert.Jones@monsterworldwide.com
Media: Matt Henson, (978) 823-2627, Matthew.Henson@monster.com
About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW), parent company of Monster(R), the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, Asia and Latin America, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 index. To learn more about Monster’s industry-leading products and services, visit www.monster.com.
Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.
Non-GAAP revenue, operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share all exclude certain pro forma adjustments including: net costs associated with the Company’s historical stock option grant practices; the strategic restructuring actions initiated in the third quarter of 2007; severance charges related to the targeted global headcount reduction; the fair value adjustment to deferred revenue in connection with the acquisition of ChinaHR; realized gains on available for sale securities; and transaction costs associated with the proposed acquisition of Yahoo! HotJobs. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income or loss before interest income or expense, income tax expense or benefit, depreciation and amortization and non-cash compensation expense. The Company considers EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.
Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Bookings represent the dollar value of contractual orders received in a quarter.
Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.
Net cash and securities is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities plus unused borrowings under our credit facility. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenue	$214,917	$223,057	$430,222	$477,460

Salaries and related	114,966	113,484	243,416	235,869
Office and general	56,906	59,862	119,054	121,975
Marketing and promotion	46,925	44,953	106,506	118,644
Restructuring and other special charges	—	5,097	—	16,105

Total operating expenses	218,797	223,396	468,976	492,593

Operating loss	(3,880)	(339)	(38,754)	(15,133)

Interest and other, net	901	76	248	1,279

Loss before income taxes and equity interests	(2,979)	(263)	(38,506)	(13,854)

Benefit from Income Taxes	(829)	(83)	(13,008)	(4,572)
Loss in equity interests, net	(807)	(1,190)	(1,638)	(2,429)

Net loss	$(2,957)	$(1,370)	$(27,136)	$(11,711)

Basic loss per share	$(0.02)	$(0.01)	$(0.23)	$(0.10)

Diluted loss per share	$(0.02)	$(0.01)	$(0.23)	$(0.10)

Weighted average shares outstanding:

Basic	120,701	119,274	120,367	119,066

Diluted	120,701	119,274	120,367	119,066

Operating income before depreciation and amortization:

Operating loss	$(3,880)	$(339)	$(38,754)	$(15,133)
Depreciation and amortization of intangibles	15,692	16,945	32,296	33,265
Amortization of stock-based compensation	10,877	9,920	21,144	20,268
Restructuring non-cash expenses	—	1,053	—	4,721

Operating income before depreciation and amortization	$22,689	$27,579	$14,686	$43,121

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2010	2009
Cash flows provided by operating activities:
Net loss	$(27,136)	$(11,711)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,296	33,265
Provision for doubtful accounts	1,547	6,884
Non-cash compensation	21,144	20,268
Deferred income taxes	(17,585)	(6,421)
Non-cash restructuring write-offs, accelerated amortization and loss on disposal of assets	144	4,741
Loss in equity interests, net	1,638	2,429
Gains on auction rate securities	(2,104)	—
Changes in assets and liabilities, net of acquisitions:
Accounts Receivable	34,561	120,239
Prepaid and other	(612)	16,861
Deferred revenue	(15,057)	(124,536)
Accounts payable, accrued liabilities and other	14,078	(61,894)

Total adjustments	70,050	11,836

Net cash provided by operating activities	42,914	125

Cash flows used for investing activities:
Capital expenditures	(20,475)	(26,379)
Cash funded to equity investee	(2,900)	(3,314)
Purchase of marketable securities	—	(7,476)
Sales and maturities of marketable securities and other	14,534	3,317
Dividends received from unconsolidated investee	220	763

Net cash used for investing activities	(8,621)	(33,089)

Cash flows (used for) provided by financing activities:
Proceeds from borrowings on credit facilities short-term	—	199,203
Payments on borrowings on credit facilities short-term	—	(157,173)
Payments on debt obligations	—	(6)
Excess tax benefits from equity compensation plans	—	4
Tax withholdings related to net share settlements of restricted stock awards and units	(9,215)	(2,435)
Proceeds from the exercise of employee stock options	66	9

Net cash (used for) provided by financing activities	(9,149)	39,602

Effects of exchange rates on cash	(11,862)	7,354

Net increase in cash and cash equivalents	13,282	13,992
Cash and cash equivalents, beginning of period	275,447	222,260

Cash and cash equivalents, end of period	$288,729	$236,252

Free cash flow:

Net cash provided by operating activities	$42,914	$125
Less: Capital expenditures	(20,475)	(26,379)

Free cash flow	$22,439	$(26,254)

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2010	December 31, 2009
Assets:

Cash and cash equivalents	$288,729	$275,447
Marketable securities, current	8,300	9,259
Accounts receivable, net	242,199	287,698
Marketable securities, non — current	4,094	15,410
Property and equipment, net	136,821	143,727
Goodwill and intangibles, net	931,037	969,621
Other assets	121,538	126,028

Total assets	$1,732,718	$1,827,190

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other current liabilities	$203,227	$196,248
Deferred revenue	279,809	305,898
Current portion of long-term debt and borrowings under credit facilities	5,000	5,010
Long-term income taxes payable	90,813	87,343
Long-term debt, less current portion	45,000	45,000
Other long-term liabilities	38,325	54,527

Total liabilities	$662,174	$694,026

Stockholders’ equity	1,070,544	1,133,164

Total liabilities and stockholders’ equity	$1,732,718	$1,827,190

MONSTER WORLDWIDE, INC.
UNAUDITED OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -		Advertising &	Corporate
Three Months Ended June 30, 2010	North America	Careers - International	Fees	Expenses	Total

Revenue	$96,948	$86,860	$31,109		$214,917
Operating income (loss)	17,454	(4,536)	546	$(17,344)	(3,880)
OIBDA	26,825	5,583	4,056	(13,775)	22,689

Operating margin	18.0%	-5.2%	1.8%		-1.8%
OIBDA margin	27.7%	6.4%	13.0%		10.6%

			Internet
	Careers -		Advertising &	Corporate
Three Months Ended June 30, 2009	North America	Careers - International	Fees	Expenses	Total

Revenue	$101,799	$88,598	$32,660	$—	$223,057
Operating income (loss)	10,919	(2,019)	4,926	$(14,165)	(339)
OIBDA	22,066	8,386	7,939	(10,812)	27,579

Operating margin	10.7%	-2.3%	15.1%		-0.2%
OIBDA margin	21.7%	9.5%	24.3%		12.4%

			Internet
	Careers -		Advertising &	Corporate
Six Months Ended June 30, 2010	North America	Careers - International	Fees	Expenses	Total

Revenue	$193,905	$172,484	$63,833		$430,222
Operating income (loss)	13,682	(17,948)	1,782	$(36,270)	(38,754)
OIBDA	32,496	2,494	8,820	(29,124)	14,686

Operating margin	7.1%	-10.4%	2.8%		-9.0%
OIBDA margin	16.8%	1.4%	13.8%		3.4%

			Internet
	Careers -		Advertising &	Corporate
Six Months Ended June 30, 2009	North America	Careers - International	Fees	Expenses	Total

Revenue	$220,983	$192,263	$64,214		$477,460
Operating income (loss)	11,747	(2,690)	8,483	$(32,673)	(15,133)
OIBDA	34,338	19,135	14,303	(24,655)	43,121

Operating margin	5.3%	-1.4%	13.2%		-3.2%
OIBDA margin	15.5%	10.0%	22.3%		9.0%

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
		Proforma				Proforma
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP

Revenue	$214,917	$—		$214,917	$223,057	$725	a	$223,782

Salaries and related	114,966	(494	)d	114,472	113,484	—		113,484
Office and general	56,906	(5,235	)e	51,671	59,862	(2,245	)b	57,617
Marketing and promotion	46,925	—		46,925	44,953	—		44,953
Restructuring and other special charges	—	—		—	5,097	(5,097	)c	—

Total operating expenses	218,797	(5,729)		213,068	223,396	(7,342)		216,054

Operating (loss) income	(3,880)	5,729		1,849	(339)	8,067		7,728
Operating margin	-1.8%			0.9%	-0.2%			3.5%

Interest and other, net	901	(1,904	)f	(1,003)	76	—		76

(Loss) Income before income taxes and equity interests	(2,979)	3,825		846	(263)	8,067		7,804

(Benefit from) provision for income taxes	(829)	1,064	g	235	(83)	2,546	g	2,463
Losses in equity interests, net	(807)	—		(807)	(1,190)	—		(1,190)

Net (loss) Income	$(2,957)	$2,761		$(196)	$(1,370)	$5,521		$4,151

Diluted (loss) earnings per share *	$(0.02)	$0.02		$(0.00)	$(0.01)	$0.05		$0.03

Weighted average shares outstanding:
Diluted	120,701	120,701		120,701	119,274	121,809		121,809

	Six Months Ended June 30, 2010				Six Months Ended June 30, 2009
		Proforma				Proforma
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP

Revenue	$430,222	$—		$430,222	$477,460	1,719	a	$479,179

Salaries and related	243,416	(6,854	)d	236,562	235,869	—		235,869
Office and general	119,054	(9,606	)e	109,448	121,975	(5,265	)b	116,710
Marketing and promotion	106,506	—		106,506	118,644	—		118,644
Restructuring and other special charges	—	—		—	16,105	(16,105	)c	—

Total operating expenses	468,976	(16,460)		452,516	492,593	(21,370)		471,223

Operating (loss) income	(38,754)	16,460		(22,294)	(15,133)	23,089		7,956
Operating margin	-9.0%			-5.2%	-3.2%			1.7%

Interest and other, net	248	(2,104	)f	(1,856)	1,279	—		1,279

(Loss) income before income taxes and equity interests	(38,506)	14,356		(24,150)	(13,854)	23,089		9,235
(Benefit from) provision for income taxes	(13,008)	4,850	g	(8,158)	(4,572)	7,620	g	3,048
Losses in equity interests, net	(1,638)	—		(1,638)	(2,429)	—		(2,429)

Net (loss) Income	$(27,136)	$9,506		$(17,630)	$(11,711)	$15,469		$3,758

Diluted (loss) earnings per share *	$(0.23)	$0.08		$(0.15)	$(0.10)	$0.13		$0.03

Weighted average shares outstanding:
Diluted	120,367	120,367		120,367	119,066	120,904		120,904

Note Regarding ProForma Adjustments:

The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.

ProForma adjustments consist of the following:

a	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to our acquisition of China HR.

b	Costs associated with the investigation into the Company’s historical stock option granting practices, net of reimbursements.

c
Restructuring related charges pertaining to the strategic restructuring actions that the Company announced on July 30, 2007. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, contract termination costs, relocation costs and professional fees.

d	Severance charges primarily related to the reorganization of the Product & Technology groups on a global basis.

e	Acquisition related costs associated with the agreement to acquire Hotjobs.

f	Net realized gains on available for sale securities.

g
Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the ProForma adjustment to income from continuing operations before income taxes and equity interests.

*	Diluted earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -		Advertising &	Corporate
Three Months Ended June 30, 2010	North America	Careers - International	Fees	Expenses	Total

Revenue — GAAP	$96,948	$86,860	$31,109		$214,917
Proforma Adjustments	—	—	—		—

Revenue — Non GAAP	$96,948	$86,860	$31,109		$214,917

Operating income (loss) — GAAP	$17,454	$(4,536)	$546	$(17,344)	$(3,880)
Proforma Adjustments	46	547	15	5,121	5,729

Operating income (loss) — Non GAAP	$17,500	$(3,989)	$561	$(12,223)	$1,849

Operating margin — GAAP	18.0%	-5.2%	1.8%		-1.8%
Operating margin — Non GAAP	18.1%	-4.6%	1.8%		0.9%

			Internet
	Careers -		Advertising &	Corporate
Three Months Ended June 30, 2009	North America	Careers - International	Fees	Expenses	Total

Revenue	$101,799	$88,598	$32,660		$223,057
Proforma Adjustments	—	725	—		725

Revenue — Non GAAP	$101,799	$89,323	$32,660		$223,782

Operating income (loss) — GAAP	$10,919	$(2,019)	$4,926	$(14,165)	$(339)
Proforma Adjustments	1,486	4,002	170	2,409	8,067

Operating income — Non GAAP	$12,405	$1,983	$5,096	$(11,756)	$7,728

Operating margin — GAAP	10.7%	-2.3%	15.1%		-0.2%
Operating margin — Non GAAP	12.2%	2.2%	15.6%		3.5%

			Internet
	Careers -		Advertising &	Corporate
Six Months Ended June 30, 2010	North America	Careers - International	Fees	Expenses	Total

Revenue — GAAP	$193,905	$172,484	$63,833		$430,222
Proforma Adjustments	—	—	—		—

Revenue — Non GAAP	$193,905	$172,484	$63,833		$430,222

Operating income (loss) — GAAP	$13,682	$(17,948)	$1,782	$(36,270)	$(38,754)
Proforma Adjustments	3,327	2,690	924	9,519	16,460

Operating income — Non GAAP	$17,009	$(15,258)	$2,706	$(26,751)	$(22,294)

Operating margin — GAAP	7.1%	-10.4%	2.8%		-9.0%
Operating margin — Non GAAP	8.8%	-8.8%	4.2%		-5.2%

			Internet
	Careers -		Advertising &	Corporate
Six Months Ended June 30, 2009	North America	Careers - International	Fees	Expenses	Total

Revenue	$220,983	$192,263	$64,214		$477,460
Proforma Adjustments	—	1,719	—		1,719

Revenue — Non GAAP	$220,983	$193,982	$64,214		$479,179

Operating income (loss) — GAAP	$11,747	$(2,690)	$8,483	$(32,673)	$(15,133)
Proforma Adjustments	3,758	12,086	616	6,629	23,089

Operating income — Non GAAP	$15,505	$9,396	$9,099	$(26,044)	$7,956

Operating margin — GAAP	5.3%	-1.4%	13.2%		-3.2%
Operating margin — Non GAAP	7.0%	4.8%	14.2%		1.7%